Exhibit 1

                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Repackaged American General Floating Rate Trust Certificates, Series 2003-1
*CUSIP:        76027YAA2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending January 15, 2007.

INTEREST ACCOUNT
----------------


Balance as of          October 15, 2006.....                              $0.00
         Swap Receipt Amount.....                                   $217,493.75
         Scheduled Income received on securities.....               $562,500.00
         Unscheduled Income received on securities.....                   $0.00

LESS:
         Swap Distribution Amount.....                             -$562,500.00
         Distribution to Holders.....                              -$217,493.75
         Distribution to Depositor.....                                  -$0.00
         Distribution to Trustee.....                                    -$0.00
Balance as of         January 15, 2007.....                               $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of         October 15, 2006.....                               $0.00
         Scheduled principal payment received on securities.....          $0.00

LESS:
       Distribution to Holders.....                                      -$0.00
Balance as of         January 15, 2007.....                               $0.00


                UNDERLYING SECURITIES HELD AS OF    January 15, 2007

           Principal
              Amount                        Title of Security
              ------                        -----------------
          $15,000,000                   American General Corporation 7 1/2%
                                        Notes due July 15, 2025
                                        *CUSIP:      026351AU0

                   CREDIT SUPPORT HELD AS OF       January 15, 2007

             Notional
              Amount                            Title of Security
              ------                            -----------------
          $15,000,000                   Swap Agreement Dated as of July 2, 2003
                                        between the Trust and Lehman Brothers
                                        Derivative Products Inc.

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.